FROM:      FIDUCIARY TRUST COMPANY INTERNATIONAL
           Katherine McMillan, Compton Consulting Group, Inc., 617-451-2030

           FRANKLIN TEMPLETON INVESTMENTS
           Alan Weinfeld, Investor Relations, 650-525-8900
           Holly Gibson Brady, Corporate Communications, 650-312-4701

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                                                          FOR IMMEDIATE RELEASE

               FIDUCIARY TRUST COMPANY INTERNATIONAL SHAREHOLDERS
                           VOTE TO APPROVE ACQUISITION

      New York, NY, March 14, 2001 -- Fiduciary Trust Company International shareholders today voted to approve an acquisition by Franklin Resources, Inc. The tax-free, stock-for-stock acquisition announced on October 25, 2000, is valued at approximately $825 million.

      The transaction is still subject to approval by the Federal Reserve Board and the New York State Banking Department.

      Established in 1931, Fiduciary Trust Company International is one of the oldest pure investment management firms. It has one of the longest global track records of any U.S.-based manager--having invested in the international markets since the early 1960s. Fiduciary's clients include major corporations, public and private pension funds, foundations, endowments and wealthy families in the United States, Europe and Asia. The firm currently serves approximately 1,000 wealthy families and nearly 500 institutional clients.

      Franklin Resources, Inc. [NYSE:BEN] is a global investment organization operating as Franklin Templeton Investments. Through its subsidiaries, Franklin Templeton Investments provides global and domestic investment, shareholder and distribution services to the Franklin, Templeton and Mutual Series funds and institutional accounts, as well as separate account management services. The San Mateo, CA-based company has over 50 years of investment experience and more than $225 billion in assets under management as of February 28, 2001. For more information, please visit franklintempleton.com.

FORWARD-LOOKING STATEMENTS:

Statements in this presentation regarding Franklin Resources, Inc.'s business which are not historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve a number of risks, uncertainties and other important factors that could cause the actual results and outcomes to differ

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materially from any future results or outcomes expressed or implied by such forward-looking statements. Such risks, uncertainties and other important factors include the following:

   -- We face strong competition from numerous and sometimes larger companies.

   -- Competing securities dealers and banks could restrict sales of our funds.

   -- Changes in the distribution channels on which we depend could reduce our revenues and hinder our growth.

   -- New share classes that we have introduced yield lower revenues and have reduced operating margins.

   -- If our asset mix shifts to predominantly fixed-income products, our revenues could decline.

   -- We have become subject to an increased risk of asset volatility from changes in the global equity markets.

   -- The levels of our assets under management are subject to significant fluctuations.

   -- We face risks associated with conducting operations in numerous foreign countries.

   -- General economic and securities markets fluctuations may reduce our sales and market share.

   -- Our inability to meet cash needs could have a negative effect on our financial condition and business operations.

   -- We face increased competition in hiring and retaining qualified employees.

   -- Our emerging markets portfolios and related revenues are vulnerable to political and economic risks associated with emerging markets.

ADDITIONAL INFORMATION:

Franklin filed a registration statement with the U.S. Securities and Exchange Commission (including an amendment on January 26, 2001) in connection with its proposed acquisition of Fiduciary Trust Company International. FIDUCIARY TRUST COMPANY INTERNATIONAL SHAREHOLDERS ARE URGED TO READ THE PROSPECTUS AND THE REGISTRATION STATEMENT AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION REGARDING THE PROPOSED TRANSACTION. Investors will be able to obtain these documents free of charge at the Commission's web site at www.sec.gov or from Franklin by directing such requests to Investor Relations, Franklin Resources, Inc., 777 Mariners Island Blvd., San Mateo, CA 94404, (tel:
1-800-632-2350 x28900).

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